UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

DEER CONSUMER PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-140545	20-5526104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Area 2, 1/F, Building M-6, Central High-Tech Industrial Park, Nanshan, Shenzhen, China	518057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 755-8602-8285

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into A Material Definitive Agreement

On November 19, 2009, Winder Electric Co., Ltd. (“Winder”), a company organized under the laws of the People’s Republic of China(“PRC”) and a wholly owned subsidiary of Deer Consumer Products, Inc., a Nevada corporation, entered into a Supplemental Agreement (the “Supplemental Agreement”) with Ying He, Chief Executive Officer of the Registrant, Fa’min He, brother of Ying He, Shenzhen De Mei Long Electric Appliances Co., Ltd., a company organized under the laws of the PRC and  Shenzhen Kafu Industrial Co., Ltd., a company organized under the laws of the PRC (collectively, the “Licensors”).  The Supplemental Agreement was executed to (i) clarify that various transfers of intellectual property usage rights by Licensors to Winder were perpetual, world-wide, exclusive, royalty free, sub-licensable, assignable, and irrevocable usage rights and (ii) any other intellectual property usage rights of the Licensors, if any, were and shall be transferred to Winder. According to relevant PRC laws, if proper government approval is received, the usage rights shall become ownership rights.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit 10.1  Supplemental Agreement by and between Winder Electric Co., Ltd., Ying He, Fa’min He, Shenzhen De Mei Long Electric Appliances Co., Ltd. and Shenzhen Kafu Industrial Co., Ltd.

Exhibit 10.2  Form of prior Patent Transfer Agreement

Exhibit 10.3  Form of prior Copyright and Trademark Transfer Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER CONSUMER PRODUCTS, INC.

	By:	/s/ Ying He
Name: Mr. Ying He
Date: November 19, 2009		Title: Chief Executive Officer